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                                                                  EXHIBIT 99.3



                             DOT HILL SYSTEMS CORP.
                            STOCK OPTION GRANT NOTICE
                 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN


DOT HILL SYSTEMS CORP. (the "COMPANY"), pursuant to its 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN (the "PLAN"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                       ------------------------------------------

Date of Grant:                      ------------------------------------------

Vesting Commencement Date:          ------------------------------------------

Number of Shares Subject to Option: ------------------------------------------

Exercise Price (Per Share):         ------------------------------------------

Total Exercise Price:               ------------------------------------------

Expiration Date:                    ------------------------------------------

TYPE OF GRANT:     |_| Incentive Stock Option(1)   |_| Nonstatutory Stock Option

EXERCISE SCHEDULE: |_| Same as Vesting Schedule

VESTING SCHEDULE:  [1/4th  of the shares vest one year after the Vesting
                   Commencement Date. 1/48th of the shares vest monthly thereafter over the next three years.]

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                            By cash or check
                            Pursuant to a Regulation T Program if the Shares are publicly traded
                            By delivery of already-owned shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

-------------------------------
(1) An incentive stock option (plus your other outstanding incentive stock options) cannot be first EXERCISABLE for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

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DOT HILL SYSTEMS CORP.                     OPTIONHOLDER:

By:
    ----------------------------           ----------------------------------
           Signature                                  Signature

Title:                                     Date:
    ----------------------------                 ----------------------------

Date:
      --------------------------

ATTACHMENTS: I.   Stock Option Agreement
             II.  Dot Hill Systems Corp. 2000 Amended and Restated Equity
                  Incentive Plan, and
             III. Notice of Exercise


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                                  ATTACHMENT I


                             STOCK OPTION AGREEMENT




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                                  ATTACHMENT II


                             DOT HILL SYSTEMS CORP.

                 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN




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                                 ATTACHMENT III


                               NOTICE OF EXERCISE